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                                                                   Exhibit 23.5



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Evergreen Media Corporation of our report dated August 22, 1996 relating to the financial statements of Century Chicago Broadcasting, L.P. as of December 31, 1995 and for the year then ended, which is incorporated by reference in the Current Report on Form 8-K of Evergreen Media Corporation dated September 20, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
October 17, 1996